Exhibit 2.1a

FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

This First Amendment to Agreement and Plan of Reorganization (“Amendment”) dated as of May 16, 2006 is by and among Trustmark Corporation, a Mississippi corporation (“Trustmark”) and Republic Bancshares of Texas, Inc., a Texas corporation (“Republic”).

WHEREAS, Trustmark and Republic entered an Agreement and Plan of Reorganization (the “Agreement”) effective as of April 13, 2006;

WHEREAS, after the effective date of the Agreement Republic sold and issued 20,937 shares of Republic Stock (as defined in the Agreement) to Republic’s Employee Stock Purchase Plan;

WHEREAS, while the total Merger Consideration (as defined in the Agreement) payable under the terms of the Agreement has not changed, the change in the number of outstanding shares of Republic Stock due to the purchase by the Employee Stock Purchase Plan requires an amendment to the per share consideration payable in cash and Trustmark common stock to holders of Republic Stock under the terms of the Agreement; and

WHEREAS, Trustmark and Republic desire to amend the Agreement pursuant to the provisions of Section 12.3 of the Agreement to accomplish the foregoing amendment and certain other matters as delineated herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Trustmark and Republic do hereby agree to amend the Agreement as follows:

        1.        Section 1.8. Election Procedures and Exchange of Shares. Section 1.8(a) of the Agreement is amended to change the cash amount per share from $44.00 to $43.8089, and Section 1.8(b) of the Agreement is amended to change the Exchange Ratio from 1.3968 to 1.3908.

                2.        Section 3.7. Trustmark Employee Benefit Plans. The last sentence in Section 3.7 of the Agreement is deleted in its entirety and the following new sentence shall be substituted in lieu thereof:

Trustmark and its Subsidiaries will not have any material liabilities with respect to employee benefits, whether vested or unvested as of the Closing Date, for any of their employees other than under the Trustmark Plans, and Trustmark’s defined benefit pension plan assets exceed the accumulated benefit obligation (computed on an actuarial basis) as of December 31, 2005.

        3.        Section 5.2. Registration Statement. The first sentence in Section 5.2 of the Agreement is deleted in its entirety and the following new sentence shall be substituted in lieu thereof:

As soon as practicable after the execution of this Agreement, Trustmark will prepare and file with the SEC a Registration Statement on Form S-4 under the Securities Act and any other applicable documents, relating to the shares of Trustmark Common Stock to be delivered to the shareholders of Republic pursuant to this Agreement, and will use its best efforts to cause the Registration Statement to become effective.

        4.        Section 5.3(b). Employee Benefit Plans. The following phrase is added to the end of the sentence in Section 5.3(b) of the Agreement:

to the extent Republic sponsored a similar type of plan in which Republic Employees participated immediately prior to the Closing Date.

        5.        Section 5.4.  Regulatory Approvals. Section 5.4 of the Agreement is deleted in its entirety and the following new Section 5.4 shall be substituted in lieu thereof:

Trustmark will file all necessary regulatory documents, notices and applications as soon as practicable after the execution of this Agreement and will provide Republic with a copy of the non-confidential portions of notices, applications, statements or correspondence submitted to or received from regulatory authorities in connection with the Merger.

6.        Exhibit A. Section 4(a) of Exhibit A to the Agreement is amended to change the cash amount per share from $44.00 to  $43.8089, and Section 4(b) of Exhibit A to the Agreement is amended to change the Exchange Ratio from 1.3968 to 1.3908.

        7.        Exhibit D. Exhibit D to the Agreement is deleted in its entirety and the form of the instrument attached as Exhibit D hereto shall be substituted in lieu thereof.

        8.        Exhibit E. Exhibit E to the Agreement is deleted in its entirety and the form of the instrument attached as Exhibit E hereto shall be substituted in lieu thereof.

Except as amended and modified herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

TRUSTMARK CORPORATION

Richard G. Hickson, Chairman and Chief Executive Officer

ATTEST:

T. Harris Collier, III, Secretary

REPUBLIC BANCSHARES OF TEXAS, INC.

C. P. Bryan, Chief Executive Officer

ATTEST:

R. John McWhorter, Secretary

EXHIBIT D

to

Agreement and Plan of Reorganization

AMENDMENT TO
EMPLOYMENT AGREEMENT

The Employment Agreement effective as of the 7th of February, 2006 (the "Agreement") by and among Republic National Bank, a national banking association (the "Bank"), and Republic Bancshares of Texas, Inc., a Texas corporation (the "Company") (hereinafter jointly referred to as the "Employer"), and C. P. Bryan (the "Executive"), an individual who resides in Houston, Texas, is hereby amended, pursuant to Paragraph 15 of the Agreement, as follows:

1.  The first sentence of Paragraph 8(a) of the Agreement is amended to read as follows:

"A lump sum cash amount, which shall be paid on the effective date of the Change in Control, equal to the sum of (i) three (3) times the Executive's annual Base Salary at the highest rate earned by him at any time during the three (3) years immediately preceding the Change in Control, and (ii) an amount equal to three (3) times the last annual bonus paid to the Executive before the Change in Control (collectively, "average annual compensation")."

This amendment shall be effective as of the date hereof.

2.   Paragraph 8(a) of the Agreement is amended by adding the following sentence at the end of that paragraph:

“The lump-sum payment under this Paragraph 8(a) shall reduce, dollar-for-dollar, any separation payment that otherwise would be owed to the Executive pursuant to Paragraph 5(a) of the Agreement if the Executive was terminated by the Employer (or its successor) without Cause, or if the Executive terminated this Agreement for Good Reason, following a Change in Control.”

Because this amendment clarifies the original intent of the parties to the Agreement, the amendment shall be effective as of February 7, 2006, as if it had been included in the original Agreement.

3.  Paragraph 8(f) of the Agreement is amended to read as follows:

"(f)     Full rights, title and interest in Executive's office artwork, including but not limited to the painting of the 18th green at Champions, as well as Executive's Company-owned automobile, or an automobile of equivalent value, and a lump sum payment equal to any income tax attributable to such items, all to be paid or transferred to Executive on the effective date of the Change in Control."

This amendment shall be effective as of the date hereof.

All other provisions of the Agreement shall remain in full force and effect on and after the date of this amendment.

                IN WITNESS WHEREOF, the parties have caused this amendment to be duly executed as of ___________________, 2006. The Executive hereby acknowledges receipt of a copy of this amendment duly signed by the Employer.

EXECUTIVE:	EMPLOYER:
______________________________	Republic National Bank
C. P. Bryan	By: ___________________________
Name: _________________________
Title: __________________________

Republic Bancshares of Texas, Inc.

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT E

to

Agreement and Plan of Reorganization

AMENDMENT TO
EMPLOYMENT AGREEMENT

The Employment Agreement effective as of the 7th of February, 2006 (the "Agreement") by and among Republic National Bank, a national banking association (the "Bank"), and Republic Bancshares of Texas, Inc., a Texas corporation (the "Company") (hereinafter jointly referred to as the "Employer"), and R. John McWhorter (the "Executive"), an individual who resides in Houston, Texas, is hereby amended, pursuant to Paragraph 15 of the Agreement, as follows:

1.  The first sentence of Paragraph 8(a) of the Agreement is amended to read as follows:

"A lump sum cash amount, which shall be paid on the effective date of the Change in Control, equal to the sum of (i) three (3) times the Executive's annual Base Salary, at the highest rate earned by him at any time during the three (3) years immediately preceding the Change in Control and (ii) an amount equal to three (3) times the last annual bonus paid to the Executive before the Change in Control (collectively, "average annual compensation")."

This amendment shall be effective as of the date hereof.

2.  Paragraph 8(a) of the Agreement is amended by adding the following sentence at the end of that paragraph:

“The lump-sum payment under this Paragraph 8(a) shall reduce, dollar-for-dollar, any separation payment that otherwise would be owed to the Executive pursuant to Paragraph 5(a) of the Agreement if the Executive was terminated by the Employer (or its successor) without Cause, or if the Executive terminated this Agreement for Good Reason, following a Change in Control.”

Because this amendment clarifies the original intent of the parties to the Agreement, the amendment shall be effective as of February 7, 2006, as if it had been included in the original Agreement. All other provisions of the Agreement shall remain in full force and effect on and after the date of this amendment.

                IN WITNESS WHEREOF, the parties have caused this amendment to be duly executed as of ___________________, 2006. The Executive hereby acknowledges receipt of a copy of this amendment duly signed by the Employer.

EXECUTIVE:	EMPLOYER:
______________________________	Republic National Bank
R. John McWhorter	By: ___________________________
Name: _________________________
Title: __________________________

Republic Bancshares of Texas, Inc.

By: ___________________________
Name: _________________________
Title: __________________________